UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2010

Date of Report
(Date of Earliest Event Reported)

Magnum d’Or Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052

(Address of principal executive offices)

877-343-6377

 (Registrant's telephone number, including area code)

1326 S.E. 17th Street, Suite 513, Ft. Lauderdale, FL 33316

(Former name and former address, if changed since last report)

Nevada	000-31849	98-0215222
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 – Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Magnum D’Or Resources, Inc. (the “Company”) has been advised by and has received a written notice dated April 13, 2010, from Weinberg & Company, P.A., its previous independent certified public accountants (“W&C”) that it has withdrawn its audit opinions related to the financial statements of the Company for the fiscal years ended 2009 and 2008 which were included within the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission on January 13, 2010 and February 12, 2009, respectively; and W&C confirmed that on April 8, 2010 by prior letter, it had also withdrawn its consents relating to the Form S-1 registration statement of the Company dated April 6, 2010; March 18, 2010; February 5, 2010; and advised that W&C was withdrawing its prior consent relative to the Form S-8 registration statement of the Company dated June 29, 2009.

W&C advised the Company that its audit reports dated January 5, 2010 and February 6, 2009, cannot be relied upon because (among other things) additional disclosures related to the SEC’s issuance of a Formal Order of Investigation dated October 30, 2009, should have been included within W&C’s audit report dated January 5, 2010 and within the footnotes to the Company’s 2009 financial statement as a material event and contingency. Such Order was not provided to W&C until April 7, 2010.

The Company has provided W&C with a copy of the above disclosures in the Company’s response to Item 4.02.

The Company has requested W&C to furnish the Company as promptly as possible a letter addressed to the Securities and Exchange Commission whether it agrees with the statements made by the Company in response to Item 4.02, and if not, stating the respects in which it does not agree. The Company intends to amend this Form 8-K by filing such letter from W&C no later than two business days after the Company’s receipt of the letter from W&C.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Letter dated April 13, 2010 from Weinberg & Company, P.A. dated April 13, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Magnum d’Or Resources, Inc.

Date: April 16, 2010	/s/ Joseph J. Glusic
Joseph J. Glusic, Chief Executive Officer and President